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Exhibit 10.12

CONFIRMATION, ACKNOWLEDGEMENT AND CONSENT

CONFIRMATION, ACKNOWLEDGEMENT AND CONSENT (this "Consent") dated as of March 5, 1999 of LAMBERT BUSINESS INC., a Panamanian corporation ("Lambert"), in favor of Fleet Bank, N.A., as Agent (the "Agent") under that certain Amended and Restated Credit Agreement dated as of June 24, 1997, as amended (the "Credit Agreement ") by and among CRONOS CONTAINERS, N.V., CRONOS CONTAINERS LTD., CRONOS EQUIPMENT LTD., CRONOS CONTAINERS INC., CRONOS CAPITAL CORP., and CRONOS EQUIPMENT (BERMUDA) LIMITED (collectively, the "Borrowers") and FLEET BANK, N.A., BANKBOSTON, N.A., FIRST UNION NATIONAL BANK (formerly known as CORESTATES BANK, N.A.) and UNION BANK OF CALIFORNIA, N.A. (collectively, the "Banks") and the Agent.

                                   WITNESSETH:

WHEREAS, Stefan M Palatin ("Palatin") beneficial owner of 45 outstanding shares of stock of Lambert, issued that certain Promissory Note in the original principal amount of $5,461,067 dated July 1, 1996 payable to the order of The Cronos Group, (the "1996 Note"); and

WHEREAS, Palatin executed and delivered that certain Pledge Agreement between Palatin and The Cronos Group dated July 1, 1996 (the "Pledge Agreement") pursuant to which Palatin purported to pledge 1,030,303 shares of common stock of The Cronos Group owned by Lambert (the "Lambert Cronos Shares") to secure his obligations under the 1996 Note; and

WHEREAS, pursuant to that certain Transfer Supplement between The Cronos Group and Cronos Equipment (Bermuda) Limited "Cronos Bermuda") dated as of July 14, 1997 (the "Transfer Supplement"), The Cronos Group transferred all of its rights and benefits under the 1996 Note and Pledge Agreement to Cronos Bermuda; and

WHEREAS, pursuant that certain Confirmation of Security Documents of Palatin (the "Confirmation"), Palatin consented to such transfer of his 1996 Note and Pledge Agreement; and

WHEREAS, Palatin issued that certain Secured Amended and Restated Promissory
Note in the original principal amount of $5,900,000 US. dated July 14, 1997 to the order of Cronos Bermuda in amendment and restatement of the 1996 Note (the "Amended Note"); and

WHEREAS, Palatin issued that certain Secured Promissory Note in the original principal amount of $3,7000,000 U.S. dated July 14, 1997 to the order of Cronos Bermuda (the "New Note"); and

WHEREAS, pursuant to that certain Collateral Assignment dated as of July 14, 1997 by Cronos Bermuda in favor of the Agent (the "Collateral Assignment"), Cronos Bermuda assigned to the Agent as collateral, among other things, all of its rights, privileges and benefits under the Amended Note, New Note, Pledge Agreement, Transfer Supplement and Confirmation (the "Assigned Collateral"); and

WHEREAS, the Board of Directors and Shareholders (other than Palatin) did not consent to the transactions contemplated by the Pledge Agreement, the Transfer Supplement and the Confirmation (collectively, the "Pledge Documents") at the date of execution and delivery thereof; and

WHEREAS, the Board of Directors and shareholders of Lambert have ratified and approved in all respects the transactions contemplated by the Pledge Documents and the Collateral Assignment, effective as of the date thereof, subject to the redemption by Lambert of all the 55 shares of its capital stock (the "Redemption") belonging to Rudolf J Weissenberger ("Weissenberger") in exchange for 566.667 of the Lambert Cronos shares (the "Redeemed Shares"); and

WHEREAS, the consent of Cronos Bermuda and the Agent are required to permit release and delivery of the Redeemed Shares to Weissenberger; and



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WHEREAS, Cronos Bermuda and the Agent are willing to consent to release of the
Redeemed Shares in order to permit the Redemption to occur provided that Lambert execute and deliver this Consent, and Lambert desires to so execute and deliver this Consent subject to the release and delivery of the 566.667 Redeemed Shares to Weissenberger; and

WHEREAS, defaults have occurred under the amended Note and the New Note and payment thereof has been accelerated.

NOW THEREFORE, the undersigned hereby agrees as follows:

(a) Lambert hereby, effective as of the date thereof, CONFIRMS, RATIFIES AND CONSENTS to execution and delivery of the Pledge Documents and the Collateral Assignment and the transactions contemplated therein, including without limitation, the granting of a lien and security interest in the Assigned Collateral and assignment by Cronos Bermuda to the Agent of its right, title and interest in, to the Assigned Collateral, and agrees to the terms and conditions thereof and that, in accordance with such assignment, all right, title and interest in, to and under the Assigned Collateral, including, without limitation, the right of Cronos Bermuda to require performance each of the Palatin Loan Documents, and rights of indemnification, shall inure to the benefit of the Agent.

(b) Lambert hereby CONFIRMS, ADOPTS AND AGREES that it shall he bound by, the terms and provisions of the Pledge Agreement, Transfer Supplement and Confirmation as if it were in the place and stead of Stefan Palatin thereunder and certifies that it is not in breach of any provision of any such documents.

(c) Lambert hereby ACKNOWLEDGES, CONFIRMS AND AGREES to the assignment effected by the Collateral Assignment and agrees that physical possession of the Lambert Shares (as hereinafter defined) shall be delivered to the Agent, authorizes and instructs Cronos Bermuda to so deliver the Lambert Shares, and agrees that the Agent may take all actions with respect thereto as it is permitted to take with respect to the Klarnath Shams, notwithstanding any restrictions to the contrary set forth in the Collateral Assignment.

(d) Lambert hereby ACKNOWLEDGES and AGREES that, notwithstanding any provision of any Palatin Document to the contrary, no agreement or activity with respect to the Palatin Loans, the Palatin Documents or the Palatin Collateral (including, without limitation, any amendment, modification, supplement, surrender, waiver, release, satisfaction, termination or cancellation of the Palatin Loans, the Palatin Collateral, the Palatin Documents or any of the Bermuda or any obligations of Lambert thereunder) shall be effective without the prior written consent of the Agent.

(e)    Lambert hereby represents and warrants as follows:

       (i) it is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Panama and has corporate power and authority to own its properties and to transact the business in which it is engaged and to execute, deliver and perform this Consent;

       (ii) it is the sole record and beneficial owner of 463,636 shares of common stock of The Cronos Group (the "Lambert Shares") and such Shares are free and clear of all liens and encumbrances of any kind whatsoever;

       (iii)  it has no assets other than the Lambert Shares and no liabilities;

       (iv) this Consent has been duly executed and delivered and constitutes the valid and binding obligation of Lambert, enforceable in accordance with its terms;


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       (v)    after giving effect to this Consent, the Agent has a duly
              perfected first priority Lien on the Lambert Shares;

       (vi) it has the right, power and authority to assign its right, title and interest in and to the Assigned Collateral to the Agent, it shall not sell, assign, mortgage, pledge, grant a security interest in, charge or otherwise transfer or encumber, the Assigned Collateral to any person other than the Agent and any such sale, assignment, mortgage, pledge, security interest, charge, or other transfer or encumbrance without Agent's prior written consent shall be void ab initio and of no force and effect;

       (vii) the execution, delivery and performance of this Consent by Lambert does not violate any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by Lambert, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Lambert is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Lambert pursuant to the provisions of any of the foregoing other than a lien in favour of Cronos Bermuda and the Agent.

(f) Lambert acknowledges that a Palatin Note Default has occurred and is continuing and that the Agent is entitled to and has stated its intention to foreclose on he Notes and the Klamath Shares and the Lambert Shares and acknowledges that such statement by the Agent constitutes adequate notice of foreclosure for purposes of the Uniform Commercial Code.

(g) Lambert hereby consents to the performance of any term of the Palatin Loans, the Palatin Documents and the Palatin Collateral by the Agent (or any nominee or assignee of the Agent) and the assignment thereof by the Agent, upon exercise by the Agent of its rights under the Loan Documents, including under the Assignment, and agrees to continue to abide by and perform its obligations under the Palatin Loans, the Palatin Documents and the Palatin Collateral in the event of such exercise of rights, but confirms and agrees that the Agent (or its nominee or assignee) shall not assume, nor be liable for, any of the obligations or liabilities of any party under the Palatin Loan, the Palatin Documents and the Palatin Collateral unless the same shall have been expressly assumed by it in writing.

(h) Lambert hereby agrees at all times to pay any and all amounts payable to Cronos Bermuda under the Assigned Collateral directly to the Agent (or its nominee), to the following account of the Agent:

       New York, New York
       ABA: (0213000191
       G/L Number; 15 1035 1 -CIC 03102
       Attention. Sandra Garcia
          Loan Department (806) 986-6332
       Reference: Cronos

       or to such other account or at such address as the Agent (or such nominee) shall direct, any and all payments due to Cronos Bermuda under the Assigned Collateral, and to send to the Agent at the address for the Agent set forth in section 11.09 of the Credit Agreement above, concurrently with delivery thereof to Cronos Bermuda, copies of all notices and other communications (other than routine communications) given by Lambert to Cronos, Bermuda pursuant to the Assigned Collateral.

(i) Lambert hereby consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Consent or the Assignment or to the Palatin Documents or Palatin Loans, or for recognition and enforcement of any judgement in respect thereof, is subject to the exclusive general jurisdiction of the any court of the State of New York, sitting in the County of New York or in



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       the United States District Court for the Southern District of New York
       and appellate courts from any Court. Lambert by the execution and delivery of this Consent, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Lambert further irrevocably consents to the service of any complaint, summons notice or other process relating to any such action or proceeding by delivery of the same to Palatin. Lambert hereby expressly and irrevocably waives any claim or defense in any such action or proceeding to assert any defense given or allowed under the laws of any state other than the State of New York. Nothing in this paragraph 6 shall affect, or impair in any manner or to any extent the right of the Agent or the Banks to commence legal proceedings or otherwise proceed against Lambert or Cronos Bermuda or any other party in any jurisdiction or to serve process in any manner permitted by law.

       Capitalized terms used in this Consent are not defined herein shall have the meaning given thereto in the Collateral Assignment.

       IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first above written.

       Dated: March 5, 1999
       LAMBERT BUSINESS INC.

       BY:    /s/ R Weissenberger

       Name:  R J Weissenberger
       Title: Proxy


       The undersigned acknowledges, consents and agrees to the above Consent, including, without limitation, the provisions of Sections (c) and (e) thereof, and that the Agent shall have physical possession of the share of common stock of The Cronos Group which are registered in the name of Lambert Business Inc., together with a stock power duly executed in blank by Lambert. The undersigned hereby consents to the release and delivery of the Redeemed Cronos Shares to Weissenberger, subject to receipt by the Agent of certificates representing the remaining 463,636 shares of stock of The Cronos Group owned by Lambert, together with a stock power duly executed in blank by Lambert.

       Cronos Equipment (Bermuda) Limited

       By:    /s/ P J Younger

       Name:  Peter Younger
       Title: Director


       Based upon the representations and warranties and covenants hereinabove set forth, the undersigned hereby consents to the release and the delivery of the Redeemed Cronos Shares to Weissenberger, subject to receipt by the undersigned of certificates (and related stock powers duly executed in blank by Lambert) representing the remaining 463,636 shares of stock of The Cronos Group owned by Lambert.

       Fleet Bank, N.A., as secured party
       Under the Collateral Assignment

       By:    /s/ Edward J Walsh

       Name:  Edward J Walsh
              Title: Senior Vice President



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Exhibit 10.13

                                    AMENDMENT

From:  China International Marine Containers (Group) Company Limited (the
       "Lender")
To:    Cronos Containers Limited (the "Borrower")


Dear Sirs

Ref:   Our $million Revolving Credit Facility with yourselves dated August 1997

1.     We hereby confirm that the "Final Repayment Date" as defined in Section
       1.1 of the Facility Letter is hereby amended to be 30th November 1999.

2. Cronos will make the following repayments of the facility, in accordance with Section 6 of the Revolving Credit Facility-

       i. on or before 5th April, 1999, a repayment of not less than $1,000,000, and

       ii. on or before 5th May, 1999, a repayment of not less than $1,000,000, and

       iii. on or before 5th July, 1999, a repayment of not less than $3,000,000, and

       iv. on or before 5th October, 1999, a repayment of not less than $3,000,000, and

       v. the remaining balance on the facility by no later than 30th November 1999

All other terms and conditions under the facility Letter remain unchanged.


For and on behalf of China International Marine Containers (Group) Company
Limited


/s/ Mai Bo Liang                          March 24,1999
-----------------------------------       --------------------------------------
Accepted                                  Date

Name:  MAI BO LIANG
Title: PRESIDENT


For and on behalf of Cronos Containers Limited




/s/ P J Younger                           March 23, 1999
-----------------------------------       --------------------------------------
Accepted                                  Date

Name:  Peter J Younger
Title: Director



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